                                 EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-8 (No. 333-28627) of Eastern Environmental Services, Inc. of our report dated September 30, 1996 on the financial statements of Super Kwik, Inc. and Waste Maintenance Services, Inc., appearing in Amendment No. 1 to the Current Report on Form 8-K of Eastern Environmental Services, Inc. dated September 27, 1996 (as amended and filed with the Commission on December 9, 1996 and June 6, 1997).


                                         /s/ Bardall, Weintraub P.C.
                                         -------------------------------
                                         BARDALL, WEINTRAUB P.C.


Turnersville, New Jersey
June 19, 1997




                                    - 24 -